Exhibit 10.1

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.
SOUTHCROSS ENERGY PARTNERS, L.P.
SENIOR UNSECURED PIK NOTE
January 7, 2016                             Original Principal Amount:
$[__________]

Southcross Energy Partners, L.P., a Delaware limited partnership, and each of the other signatories hereto (each, an “Obligor” and, collectively, the “Company”), hereby jointly and severally promise to pay to [____________], a [____________] (together with any transferee permitted under the terms hereof, the “Holder”), in no event later than the Maturity Date, the principal amount of $[__________] or such lesser principal amount then outstanding, together with interest thereon calculated in accordance with the provisions of this Senior Unsecured Note (this “Note”).
This Note and any Notes subsequently issued by the Company to the Holder or one of its Affiliates and having substantially similar terms are collectively referred to herein as the “Notes.”
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Senior Revolver.
1.Payment of Interest. Interest shall accrue on a daily basis from the Issuance Date (as defined below) until this Note is repaid in full in cash at the rate (the “Interest Rate”) of 7% per annum, payable on each three-month anniversary of the Issuance Date, which interest shall be paid-in-kind by adding such interest to the principal amount outstanding under this Note, or, at the option of the Company (other than with respect to interest payable on or after the Maturity Date (as defined below) which shall be payable in cash) may be paid in cash, in each case on the unpaid principal amount of this Note then outstanding (excluding any accrued and unpaid interest and, solely prior to the acceleration of the obligations hereunder following an Event of Default (as defined below), any interest that has been paid-in-kind and added to the principal amount of this Note, but including any interest that has been paid-in-kind and added to the principal amount of this Note on or after the acceleration thereof). For the avoidance of doubt, unless the Company elects to pay interest in cash, interest (including interest payable at the default rate pursuant to Section 4(b)(i)) shall be deemed paid-in-kind; provided, however, interest payable on or after the Maturity Date or upon acceleration of the Note shall be paid in cash.
2.    Payment of Principal and Interest.
(a)    Scheduled Payment. The Company shall pay the outstanding principal amount of this Note on January 7, 2017 (the “Maturity Date”), together with all accrued and unpaid interest thereon and any other remaining obligations under this Note.
(b)    Optional Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or

Exhibit 10.1

interest on, this Note. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest hereunder. Partial prepayments of this Note shall be shall be in an integral multiple of $100,000. Amounts prepaid or repaid under this Note may not be reborrowed.
(c)    Application of Payments. Payments under this Note shall be applied as follows: (i) first to any accrued and unpaid obligations under Section 15, (ii) second to any accrued but unpaid interest hereunder (including interest payable at the default rate pursuant to Section 4(b)(i)) until all such interest is paid, (iii) third to the payment of accrued interest that has been paid in-kind hereunder (including interest payable at the default rate pursuant to Section 4(b)(i)) until all such interest is paid, (iv) fourth to the repayment of the principal outstanding hereunder, and (v) fifth to the repayment of all other accrued and unpaid obligations outstanding hereunder.
(d)    Allocation of Payments. All payments of principal, interest and other obligations under the 2016 Unsecured Notes by the Company shall be applied to all outstanding 2016 Unsecured Notes ratably in accordance with the unpaid principal amount thereof.
3.    Covenants. Each Obligor agrees that:
(a)    Use of Proceeds. The proceeds of this Note shall be used solely for (i) payments pursuant to Section 15, (ii) the general working capital of the Company in the ordinary course of business, or (iii) the payment of obligations under the Senior Loan Agreements (as defined below).
(b)    Compliance with Senior Loan Agreements. Each Obligor shall comply in all respects with each of the covenants set forth in Articles VIII and IX of each of the Senior Loan Agreements, in each case, as in effect on the Issuance Date, the failure with which to comply shall cause, or following the passage of time or notice of default in respect thereof or both has caused, an Event of Default under any Senior Loan Agreement (as in effect on the Issuance Date).
(c)    Books and Records. Each Obligor shall (i) treat the outstanding principal balance of the Note as indebtedness for borrowed money on its books and records and in all applicable regulatory filings and (ii) shall give appropriate notices of the Note and the related borrowing to the extent such Obligor is required to give notice of the incurrence of indebtedness pursuant to applicable law or its contractual obligations.
4.    Events of Default.
(a)    Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:
(i)    The Company fails to pay when due and payable (whether at maturity, by acceleration or otherwise) (A) the full amount of interest then accrued on this Note, (B) the full amount of any principal payment on this Note, or (C) any other amount due and owing under this Note.
(ii)    Any Obligor or any Subsidiary of any Obligor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating any Obligor or any Subsidiary of any Obligor bankrupt or insolvent; or any order for relief with respect to any Obligor or any Subsidiary of any Obligor is entered under the Bankruptcy Code; or any Obligor or any

Exhibit 10.1

Subsidiary of any Obligor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any Obligor or any Subsidiary of any Obligor, or of any substantial part of the assets of any Obligor or any Subsidiary of any Obligor, or commences any proceeding relating to any Obligor or any Subsidiary of any Obligor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against any Obligor or any Subsidiary of any Obligor and either (A) such Obligor or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.
(iii)    Any Obligor or any Subsidiary of an Obligor shall fail to make any payment of principal of or interest on any Material Indebtedness, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace.
(iv)    A Change in Control shall occur.
(v)    Any Obligor (i) fails to comply with its obligations under Section 3(a) or (b) or (ii) fails to comply with its obligations under Section 3(c) and such failure to comply shall continue unremedied or shall not be waived for a period of three (3) Business Days.
(b)    Consequences of Events of Default.
(i)    If any Event of Default has occurred and is continuing, the Interest Rate on all obligations under this Note, including, for the avoidance of doubt, on overdue amounts owed pursuant to Section 15, shall automatically increase by an increment of two percentage points (2.00%) per annum to the extent permitted by law. Any increase of the Interest Rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).
(ii)    If an Event of Default of the type described in Section 4(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any requirement of a notice, presentment or other action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.
(iii)    If an Event of Default other than of the type described in Section 4(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) may, at the option of the Holder upon written notice to the Company, become immediately due and payable, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.
5.    Definitions. For purposes of this Note, the following capitalized terms have the following meaning:
“2016 Unsecured Notes” means the Notes and the Tailwater Note.

Exhibit 10.1

“Affiliates” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Bankruptcy Code” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Change in Control” means:
(a)    the Sponsors and their Affiliates, collectively, shall cease to beneficially own and control, directly or indirectly, Equity Interests in the General Partner representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the General Partner;
(b)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Sponsors and their respective Affiliates of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the General Partner;
(c)    the General Partner shall cease to be the sole general partner of the Company, with substantially the same (or more expansive) powers to manage the Company as are granted to the General Partner under the organizational documents of the Company as of the date of this Note;
(d)    except for transactions permitted by Section 9.10 or Section 9.11 of the Senior Loan Agreements, the Company shall cease to beneficially own and control, directly or indirectly, all of the Equity Interests in each of its Subsidiaries (other than Subsidiaries that the Company has designated in writing to the Holder to be an “Excluded Subsidiary”); or
(e)    within any period of twelve (12) consecutive calendar months, individuals who were neither (i) members of the board of managers, or similar governing body, of the General Partner on the first day of such period, (ii) persons who were appointed or nominated by such persons, nor (iii) persons who were appointed or nominated by a Sponsor (or an Affiliate of a Sponsor) shall constitute a majority of the members of the board of managers, or similar governing body, of the General Partner.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1, et seq.), as amended from time to time, any successor statute, and any rule, regulation, or order of the Commodities Futures Trading Commission (or the application or official interpretation of any thereof).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which

Exhibit 10.1

would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the earlier of (a) the Maturity Date and (b) the date on which there are no obligations hereunder outstanding.
“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.
“General Partner” means Southcross Energy Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Company.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined by the counterparties to such Hedging Agreements.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable of such Person arising in the ordinary course of business if and to the extent that such trade accounts payable are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established or are subject to an offset in favor of such Person as a result of accounts receivable owed to such Person and (ii) non-cash purchase price adjustments or non-cash earnouts and the portion of any cash purchase price adjustments or cash earnouts that is not determinable; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a lien on any property of such Person, whether or not such Indebtedness is assumed by such Person, provided, however, that the amount of such Indebtedness of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or (ii) the fair market value of the property encumbered; (g) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in

Exhibit 10.1

which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or property of others; (i) obligations to pay for electricity, natural gas, other hydrocarbons and other commodities under contracts having an initial term in excess of one (1) year even if such electricity, natural gas, other Hydrocarbons, and other commodities are not actually taken, received or utilized by such Person; (j) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by an applicable requirement of law but only to the extent of such liability; and (k) Disqualified Capital Stock.

“Issuance Date” means January 7, 2016.

“Material Indebtedness” means Indebtedness (other than any principal amount outstanding under this Agreement and any accrued interest thereon), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries (i) in an aggregate principal amount exceeding $7,500,000 or (ii) represented by any 2016 Unsecured Note. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the Hedging Termination Value.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Related Parties” with respect to any Person, means such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.
“Senior Loan Agreements” means, collectively, (a) that certain Third Amended and Restated Revolving Credit Agreement, dated as of August 4, 2014, by and among the Company, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto, as amended by that certain First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of May 7, 2015 (as amended, modified or supplemented from time to time, the “Senior Revolver”) and (b) that certain Term Loan Credit Agreement, dated as of August 4, 2014, by and among the Company, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto, in each case, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.
“Sponsors” means, collectively or individually as the context requires, each of (a) Tailwater Capital LLC, (b) EIG Management Company, LLC and (c) Charlesbank Equity Fund VI, Limited Partnership, a Massachusetts limited partnership.
“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by (i) another Person, (ii) one or more of such other Person’s Subsidiaries, or (iii) collectively, such other Person and one or more of such other Person’s Subsidiaries, and (b) any partnership of which such other Person or any of such other Person’s Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Company. Notwithstanding anything to the contrary set forth herein, the term “Subsidiary” does not include Subsidiaries that the Company has designated in writing to the Holder to be an “Excluded Subsidiary”.

Exhibit 10.1

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.
“Tailwater Note” means the Senior Unsecured PIK Note, dated as of the Issuance Date, issued by the Company to [Tailwater].
6.    Amendment and Waiver. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only upon the written consent of the Holder.
7.    Cancellation. After all principal, accrued interest and any other obligations at any time owed on this Note have been paid in full in cash, this Note shall be surrendered to the Company for cancellation and shall not be reissued.
8.    Payments. All payments in cash to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.
9.    Place of Payment. Payments of principal and interest shall be delivered to the Holder at such address as is specified by prior written notice by the Holder.
10.    Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule. Any litigation arising hereunder or related thereto shall be tried by the United States District Court for the Southern District of New York, provided that if such litigation shall not be permitted to be tried by such court then such litigation shall be held in the state courts of New York sitting in New York City. The Company and the Holder, irrevocably consent to and confer personal jurisdiction on the United States District Court for the Southern District of New York, or, if (but only if) the litigation in question shall not be permitted to be tried by such court, on the state courts of New York sitting in New York City, and expressly waives any objection to the venue of such court, as the case may be.
11.    Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.
12.    Business Days. If any cash payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

Exhibit 10.1

13.    Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, optional prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.
14.    Taxes. The Company shall make all payments, whether on account of principal, interest, fees or otherwise, free of and without deduction or withholding for any present or future taxes, duties or other charges (“Taxes”), except as required by law. If the Company is compelled by law to deduct or withhold any Taxes, it shall (i) be entitled to make such deduction or withholding and (ii) shall promptly pay to the Holder such additional amount as is necessary to ensure that the net amount received by the Holder is equal to the amount payable by the Company had there been no deduction or withholding, unless such Tax is (A) a Tax imposed on or measured by net income (however denominated), a franchise Tax, or a branch profits Tax, in each case, imposed as a result of the Holder having a present or former connection with the jurisdiction imposing such Tax (other than a connection directly relating to this Note), including by way of being organized under the laws of, or having its principal office or lending office located in, such jurisdiction (or any political subdivision thereof) or (B) a U.S. federal withholding tax, including such a Tax imposed by reason of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.
15.    Expenses and Indemnity.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Holder and its Affiliates (including the reasonable fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof) of this Note and any amendments, modifications or waivers of or consents related to the provisions hereof and (ii) all out-of-pocket expenses incurred by the Holder (including the fees, charges and disbursements of any counsel for the Holder) in connection with the enforcement or protection of its rights in connection with this Note, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the obligations under this Note. Without limiting the foregoing, on the Issuance Date, the Company shall pay, in immediately available funds, the reasonable fees, charges and disbursements of [____________], incurred in connection with the preparation of this Note.
(b)    Indemnity. The Company agrees to indemnify and hold harmless the Holder and the Holder’s Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and related expenses (including the reasonable fees, charges and

Exhibit 10.1

disbursements of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including any Obligor) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of (i) the execution or delivery of this Note or the performance by the parties hereto of their respective obligations hereunder, (ii) the actual or proposed use of the proceeds of this Note, or (iii) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
16.    Assignments of this Note. The provisions of this Note shall be binding on any successors and assigns or other transferees of this Note; provided, however, that the Company may not assign this Note or any rights or duties hereunder without the Holder’s prior written consent and any prohibited assignment shall be absolutely void ab initio.
17.    Severability. In the event that any provision of this Note is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Note.
18.    NON-RECOURSE TO THE GENERAL PARTNER. THIS NOTE DOES NOT AND WILL NOT IN ANY WAY CONSTITUTE A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE OBLIGATIONS OF THE COMPANY OR ANY SUBSIDIARY HEREUNDER. IF ANY PROVISION OF THIS NOTE IS HELD BY ANY AUTHORITY TO CONSTITUTE A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE OBLIGATIONS OF THE COMPANY OR ANY SUBSIDIARY, SUCH PROVISION SHALL BE DEEMED INEFFECTIVE TO THE EXTENT SUCH PROVISION CONSTITUTES A DIRECT OR INDIRECT GUARANTY BY THE GENERAL PARTNER OF THE OBLIGATIONS OF THE COMPANY OR ANY SUBSIDIARY. THIS NOTE IS NOT INTENDED TO CREATE ANY LIABILITY OF THE GENERAL PARTNER FOR THE PERFORMANCE OF ANY OBLIGATION OF THE COMPANY OR ANY SUBSIDIARY HEREUNDER. THE HOLDER SHALL NOT HAVE ANY RECOURSE AGAINST THE GENERAL PARTNER; PROVIDED, THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN NO EVENT SHALL THIS SECTION 18 RELIEVE THE GENERAL PARTNER FROM ANY LIABILITY IT MAY HAVE AS A RESULT OF ITS FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, OR THAT OF ANY OF ITS OFFICERS, IN CONNECTION WITH THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS NOTE OR ANY CERTIFICATES OR DOCUMENTS DELIVERED IN CONNECTION HEREWITH BY THE GENERAL PARTNER ON BEHALF OF THE COMPANY IN ITS CAPACITY AS THE COMPANY’S GENERAL PARTNER.
19.    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by facsimile or United States of America mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile in complete and legible form, or three business days after depositing it in the United States of America mail with postage prepaid and properly addressed; provided that notices to the Holder shall not be effective until received. For the purposes hereof, the address

Exhibit 10.1

of the Company and the Holder shall be (a) as set forth below or (b) such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.
COMPANY
Southcross Energy Partners, L.P.
1717 Main Street, Suite 5200
Dallas, Texas 75201
Attention: Chief Financial Officer
Phone 214.979.9830
Fax: 214.979.3710
with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, CA 90071
Attention: David M. Nemecek, P.C.
Direct Dial: 213.680.8111
Telecopier: 213.680.8500

HOLDER
[_____________]
[_____________]
[_____________]
Attention: [_____________]
Direct Dial: [_____________]
Telecopier: [_____________]

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* * * * *

Exhibit 10.1

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.
SOUTHCROSS ENERGY PARTNERS, L.P.

By: Southcross Energy Partners GP, LLC,
its general partner

By: _______________________________
Name:
Title:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS ENERGY FINANCE CORP.
FL RICH GAS SERVICES GP, LLC

By: _______________________________
Name:
Title:

Signature Page to Senior Unsecured Note

Exhibit 10.1

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING, L.P.
SOUTHCROSS ALABAMA GATHERING SYSTEM, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL GAS SALES, L.P.

By:	Southcross Energy GP LLC,
as general partner

By: _______________________________
Name:
Title:

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC,
its general partner

By: _______________________________
Name:
Title:

Signature Page to Senior Unsecured Note

Exhibit 10.1

FL RICH GAS UTILITY GP, LLC

By: _______________________________
Name:
Title:

FL RICH GAS UTILITY, LP
TEXSTAR TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC,
its general partner

By: _______________________________
Name:
Title:

Signature Page to Senior Unsecured Note